Exhibit L

Each of the following persons may be deemed to be a "participant in the solicitation" (as defined in Instruction 3 to Item 4 of Schedule 14A of the Securities Exchange Act of 1934, as amended) of the stockholders of the Company in connection with the Company's 2005 annual meeting of stockholders. The following table sets out the interests of the following persons in the solicitation to the extent not otherwise described in the Statement. The fact that a person is listed below shall not be deemed an admission that such person is a participant. Unless otherwise indicated, all capitalized terms used in this Exhibit L shall have the meanings given to them in the Statement to which this Exhibit L is an Exhibit.

                           INTERESTS IN THE SOLICITATION TO THE EXTENT NOT
         NAME                    OTHERWISE DESCRIBED IN THE STATEMENT
--------------------  ---------------------------------------------------------
         AILP

       Palomino

       Appaloosa

          API

     David Tepper

   Ronald Goldstein                  Vice President and Secretary of API

    Franklin Mutual

   Michael J. Embler              Senior Vice President of Franklin Mutual

      Northbrook

      David Hokin

       Rob Rubin

    Robert Hartman

      David Reis

Baylor Enterprises LLC

   Arnold M. Whitman

     Steve Fishman                         President of Formation

Formation Capital, LLC

        Eureka

   Stephen A. Greene                     Managing Director of Eureka

      Mark Hyman                         Managing Director of Eureka

    Leslie Feldman                      Executive Director of Eureka

  Jeffrey A. Brodsky                        Nominee of A. Whitman

     John J. Durso                          Nominee of A. Whitman

   Philip L. Maslowe                        Nominee of A. Whitman

   Charles M. Masson                        Nominee of A. Whitman

   Mohsin Y. Meghji                         Nominee of A. Whitman

      Guy Sansone                           Nominee of A. Whitman